                                                                     Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, effective as of October 9, 2001, by and between TRC COMPANIES, INC., a Delaware corporation ("TRC"), and Joseph C. Mendel, John
J. Calzolano, John W. Gildea and F. Walter Riebenack (each such individual, a "Stockholder" and collectively, the "Stockholders").

Pursuant to that certain Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), the Stockholders will be entitled to receive shares of Common Stock, $.10 par value, of TRC.

In connection with the foregoing, the Company hereby grants to the Stockholders certain registration and other rights with respect to the Common Stock.

Accordingly, the parties hereto agree as follows:


1. DEFINITIONS

         Except as the context shall otherwise require, the following terms, when used in this Agreement shall have the following meanings, the definitions to be applicable to both the singular and plural forms of each term defined to the extent that such forms of such terms are used in this Agreement:

         "MERGER AGREEMENT":  as defined in the preamble to this Agreement.

         "COMMISSION": the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "COMMON STOCK": the shares of Common Stock, $.10 par value, of TRC, and any and all shares of Common Stock of TRC which may be issued on or after the date hereof in respect of, or in exchange for, such shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of TRC or similar transaction.

         "TRC":  as defined in the preamble to this Agreement.

         "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at that time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "PERSON": any natural person, corporation, partnership, firm, joint venture, association, joint-stock company, trust, business trust, unincorporated organization, governmental or political subdivision, regulatory body or other entity.

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


         "REGISTRABLE SECURITIES": (i) any shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement and (ii) any securities of TRC issued with respect to the Common Stock referred to in clause (i) by way of a merger, reorganization, consolidation, stock split, stock dividend, recapitalization of TRC or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act or (b) when such securities shall have been sold as permitted by, and in compliance with, the Securities Act. Any certificate evidencing the Registrable Securities shall bear the following legend:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act."

         "REGISTRATION EXPENSES": the out-of-pocket expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof (other than underwriting discounts and commissions and fees and disbursements of underwriters, expenses incurred in connection with promotional efforts and transfer taxes, if any, in respect of the Registrable Securities being registered, all of which will be borne by the selling Stockholders), including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, and the fees and disbursements of counsel for TRC and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration.

         "SECURITIES ACT": the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "STOCKHOLDER":  as defined in the preamble to this Agreement.


2. REGISTRATION UNDER SECURITIES ACT

         2.1  INITIAL REGISTRATION

                  (a) SHARES. Subject to the terms and conditions of this Agreement, within the time frame as set forth in Section 2.2 (c) (ii) of the Merger Agreement, TRC shall file a registration statement under the Securities Act for the number of shares of Registrable Securities as set forth on Schedule A attached hereto and computed as determined pursuant to the terms of the Merger Agreement and the Employment Agreements as defined therein. Shares of each Stockholder shall be included in the registration in the proportion that the shares delivered to

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such Stockholder under the Merger Agreement bears to all shares delivered under that Agreement.

                  (b) REGISTRATION STATEMENT FORM. Registrations under this
Section 2.1 shall be on any registration form of the Commission for which TRC then qualifies or which counsel to the Company deems appropriate, which form is available to effect such registration in accordance with the intended method of distribution.

                  (c) EXPENSES. TRC will pay all Registration Expenses in connection with the registration requested pursuant to this Section 2.1.

                  (d) SELECTION OF UNDERWRITERS. If this registration is to be an underwritten offering, the underwriters shall be selected by the mutual agreement of TRC and the Stockholders.

         2.2  INCIDENTAL REGISTRATION

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. Subject to the terms and conditions of this Agreement, if TRC at any time proposes to register any of its equity securities under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor form(s) (except registrations on such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation), whether or not for sale for its own account, it will each such time give prompt written notice to the Stockholders of its intention to do so. Upon the written request of the Stockholders (which request shall specify the number of shares of Registrable Securities intended to be disposed of by the Stockholders) made as promptly as practicable and in any event within 15 days after the receipt of any such notice (7 days if the Company states in such written notice or gives telephonic notice to the Stockholders, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), TRC shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which TRC has been so requested to register by the Stockholders; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, TRC shall determine for any reason not to register or to delay registration of such securities, TRC shall give written notice of such determination and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of TRC to pay the expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. TRC will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.2.

                  (b) RIGHT TO WITHDRAW. The Stockholders shall have the right to withdraw their request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the effective date of such registration statement by giving written notice to TRC of their request to withdraw.

                  (c) PRIORITY IN INCIDENTAL REGISTRATIONS. In the case of any underwritten offering in which TRC is registering securities, if the managing underwriter of any underwritten offering shall have advised TRC of its belief that the inclusion of any Registrable Securities requested to be included in such registration would materially adversely affect such offering (by reason of the number of class(es) or shares (or both) of Registrable Securities requested to be included or otherwise), then TRC shall include in such registration, first, all the securities being registered by TRC or by the stockholder which requested such registration and, second, such number of shares of any class of securities of TRC owned by the other stockholders of TRC as the managing underwriter shall recommend the "Maximum Number of Shares"). If the number of securities requested to be included exceeds the Maximum Number of Shares, the number of securities to be included in such registration by the other stockholders shall be allocated among all the other stockholders requesting to include securities in such registration pro rata on the basis of the number of securities of TRC requested by them to be included in such registration.

                  (d) PLAN OF DISTRIBUTION. Any participation by holders of Registrable Securities in a registration by TRC shall be in accordance with TRC's plan of distribution.

         2.3 REGISTRATION PROCEDURES. If and whenever TRC is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and 2.2 hereof, TRC shall:

                  (a) prepare and file with the Commission a registration statement on any form for which TRC then qualifies or which counsel to TRC deems appropriate, which form is available to effect such registration in accordance with the intended method of distribution thereof and thereafter use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that TRC may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                  (b) notify the Stockholders of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; PROVIDED that such period need not exceed 45 days;

                  (c) furnish, without charge, to the Stockholders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Stockholders may reasonably request;

                  (d) use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Stockholders shall reasonably request, (ii) to keep such registration or qualification in effect for so long as is permissible pursuant to the laws of such jurisdiction, or for so long as such registration statement remains in effect, whichever is shortest, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the securities to be sold by the Stockholders, except that TRC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to TRC to consummate the disposition of such Registrable Securities;

                  (f) furnish to the Stockholders a signed counterpart of (i) an opinion of counsel for TRC, and (ii) a "comfort" letter signed by the independent public accountants who have certified TRC's financial statements included or incorporated by reference in such registration statement, in each case, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated);

                  (g) promptly notify the Stockholders (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by TRC of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of the Stockholders promptly prepare and furnish to the Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

                  (j) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on any national securities exchange on which similar securities issued by TRC are then listed; and

                  (k) enter into and perform customary agreements (including an underwriting agreement with the underwriters for such offering) and take all such other actions as are reasonably necessary or required in order to expedite or facilitate the disposition of the Registrable Securities covered by the registration statement.

                  TRC may require the Stockholders to furnish TRC such information regarding the Stockholders and the distribution of the Registrable Securities as TRC may from time to time reasonably request in writing.

                  The Stockholders agree that upon receipt of any notice from TRC of the happening of any event of the kind described in paragraph (g)(iii),
(iv) or (v) of this Section 2.3, the Stockholders shall immediately discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(iii) or (iv) of this Section 2.3, the withdrawal of such stop order or suspension, or, in the case of paragraph (g)(v) of this Section 2.3, their receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.3 and, if so directed by TRC, will deliver to TRC (at TRC's expense) all copies, other than permanent file copies, then in their possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         2.4 PREPARATION; REASONABLE INVESTIGATION. Subject to receipt of confidentiality agreements reasonably satisfactory to TRC, in connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, TRC will give the Stockholders, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of an issuer's securities) and such opportunities to discuss the business of TRC with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Stockholders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.5 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY TRC. In the event of any registration of any Registrable Securities of TRC under the Securities Act, TRC will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1 or 2.2 hereof, the Stockholders, their agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Stockholders or any such agent or affiliate or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and TRC will reimburse the Stockholders and each such agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED that TRC shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to TRC through an instrument duly executed by or on behalf of the Stockholders or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and PROVIDED, FURTHER, that TRC shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of the Stockholders or any such agent or affiliate or controlling Person and shall survive the transfer of such securities by the Stockholders.

                  (b) INDEMNIFICATION BY THE STOCKHOLDERS. As a condition to including any Registrable Securities in any registration statement, TRC shall have received an undertaking satisfactory to it from the Stockholders to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.5) TRC and each director, officer, partner, agent or affiliate of TRC and each other Person, if any, who controls TRC within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to TRC through an instrument duly executed by or on behalf of the Stockholders specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of TRC or any such director, officer, partner, agent, affiliate or controlling Person and shall survive the transfer of such securities by the Stockholders.

                  (c) NOTICE OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 2.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.5. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party which are different from or in addition to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, and PROVIDED, FURTHER, that the indemnifying party or parties shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) CONTRIBUTION. If the indemnification provided for in this
Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  (e) OTHER INDEMNIFICATION. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.5 (with appropriate modifications) shall be given by TRC and the Stockholders with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this
Section 2.5 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by the Stockholders.

                  (f) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided that any such payment shall be reimbursed in the event of a judicial determination that the receiving party was not entitled to indemnification or contribution hereunder.

         2.6 UNLEGENDED CERTIFICATES. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, TRC shall (i) facilitate the timely preparation and delivery to the Stockholders and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by the Stockholders or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

         2.7 NO REQUIRED SALE. Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Stockholders to sell any Registrable Securities pursuant to any effective registration statement.

         2.8 LIMITATIONS ON REGISTRATIONS OF REGISTRABLE SECURITIES. TRC shall not be required to effect any registration of Registrable Securities pursuant to
Section 2.1 or 2.2 hereof if it shall deliver to the Stockholders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such Stockholders) to the effect that all Registrable Securities held by such Stockholders may be sold in the public market without registration under the Securities Act and any applicable state securities laws.


3. RULE 144

         If and for so long as TRC has a class of equity securities registered under the Securities Act or Exchange Act, TRC shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Stockholders, TRC will deliver to such holders a written statement as to whether it has complied with such requirements.


4. AMENDMENT AND MODIFICATION

         This Agreement may be amended, modified or supplemented only by written agreement of the party or parties against whom enforcement of such amendment, modification or supplement is sought.


5. ADJUSTMENTS

         In the event of any change in the capitalization of TRC as a result of any stock split, stock dividend, reverse split, combination, reorganization, recapitalization, merger, consolidation, or otherwise, reference in this Agreement to any number of shares of Common Stock or Registrable Securities shall be deemed appropriately modified to reflect such transaction.


6. NOTICES

         Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by recognized courier, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered, personally, by courier or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails as follows:

         TO THE STOCKHOLDERS:

Joseph C. Mendel            John J. Calzolano         John W. Gildea       F. Walter Riebenack
117 Clapboard Ridge Road    125 Forrest Hills Drive   537 Steamboat Road   2502 East Saint Thomas Point
Greenwich, CT 06830         Voorhees, NJ 08043        Greenwich, CT 06880  Fort Wayne, IN 46815

         TO TRC:

         TRC Companies, Inc.
         5 Waterside Crossing
         Windsor, CT 06095
         Attention:   General Counsel
         Fax No:  (203) 298-6291

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

         Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.


7. BINDING EFFECT; ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives and permitted assigns. Neither this Agreement, nor any right hereunder, may be assigned by any party hereto without the written consent of the other parties hereto.


8. REMEDIES

         The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

9. GOVERNING LAW

         This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without giving effect to the conflicts of law principles thereof. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Connecticut and of the United States of America located in the State of Connecticut (the "Connecticut Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Connecticut Courts and agree not to plead or claim in any Connecticut Court that such litigation brought therein has been brought in an inconvenient forum.


10. HEADINGS; EXECUTION IN COUNTERPARTS

         The article, section and paragraph headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all but together signed by all of the parties hereto.


11. INVALIDITY OF PROVISION

         The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.


12. FURTHER ASSURANCES

         Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. GRAMMATICAL CONSTRUCTION

         Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.


14. NO THIRD-PARTY BENEFICIARIES

         Nothing in this Agreement is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.


15. ENTIRE AGREEMENT

         This Agreement and the Merger Agreement and all documents incorporated therein by reference constitute the entire agreement among the parties with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements and understandings, written or oral, with respect thereto.






                [Balance of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

                                TRC COMPANIES, INC.


                                By:
                                     __________________________________________
                                     Name:
                                          _____________________________________
                                     Title:
                                          _____________________________________
                                Date:
                                     __________________________________________



                                STOCKHOLDERS:

                                _______________________________________________
                                Joseph C. Mendel
                                Date:
                                     __________________________________________


                                _______________________________________________
                                John J. Calzolano
                                Date:
                                     __________________________________________

                                _______________________________________________
                                John W. Gildea
                                Date:
                                     __________________________________________

                                _______________________________________________
                                F. Walter Riebenack
                                Date:
                                     __________________________________________

                                   SCHEDULE A


                             REGISTRABLE SECURITIES


All shares of TRC common stock Issuable to the Stockholders pursuant to the Agreement and Plan of Merger and Reorganization and the Employment Agreements.